EXHIBIT 99.1

Luvu Brands Reports Fiscal 2023 Third Quarter and Nine Month Results and Announces Conference Call

Reports Record Q3 Net Sales of $6.9 million

Atlanta, Georgia, May 23, 2023 – Luvu Brands, Inc. (OTCQB: LUVU), a designer, manufacturer and marketer of a portfolio of consumer lifestyle brands, yesterday reported financial results for its fiscal third quarter, which ended March 31, 2023.

Fiscal Third Quarter 2023 Highlights

Three months ended March 31, 2023 as compared to the three months ended March 31, 2022

•	Net sales increased 2.2% to a record $6.9 million.
•	Total gross profit of $1.8 million, flat to prior year’s $1.8 million.
•	Gross profit as a percentage of net sales of 25.6% compared to 26.6% in the prior year.
•	Operating expenses were $1.4 million compared to $1.3 million in fiscal 2022.
•	Net income was $0.3 million, or $0.00 per share, compared to net income of $0.5 million, or $0.00 per share, in fiscal 2022.
•	Adjusted EBITDA of $484,000 compared to $616,000 in the prior fiscal year third quarter.

First Nine Months of Fiscal 2023 Highlights

Nine months ended March 31, 2023 as compared to the nine months ended March 31, 2022

•	Net sales increased 15% to a record $23.1 million.
•	Total gross profit of $6.0 million, an increase from prior year’s $4.9 million.
•	Gross profit as a percentage of net sales of 26.0% compared to 24.2% in the prior year.
•	Operating expenses were $4.3 million compared to $3.8 million in fiscal 2022.
•	Net income was $1.5 million, or $0.02 per share, compared to net income of $0.9 million, or $0.01 per share, in fiscal 2022.
•	Adjusted EBITDA of $2,040,000 compared to $1,348,000 in the prior fiscal year third quarter.

Louis Friedman, Chairman and Chief Executive Officer, commented, “Although Luvu Brands is up 15% in revenue for the first nine months with improving gross margins, we are moving forward with conservative growth expectations for the business in the remainder of 2023. We share concerns about potential broader challenges facing the U.S. and world economies. However, we remain optimistic with our capabilities and position in the markets.”

Fiscal Third Quarter 2023 Results

Net sales increased 2.2% to $6.9 million, compared to $6.8 million in the same year-ago quarter. Sales of the Company’s flagship Liberator brand increased 38% from the prior year to $4.5 million. Jaxx product sales decreased 36% from the prior year to $1.2 million, and Avana sales decreased 12% to $0.6 million.  Net sales of products purchased for resale decreased 37% from the prior year to $0.3 million and Other revenue decreased 35% to $0.3 million.

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Total gross profit for the third quarter was $1.8 million, flat to the prior-year third quarter. Gross profit as a percentage of net sales decreased to 25.6% from 26.6% in the prior fiscal year.

Operating expenses were approximately 20% of net sales, or approximately $1,386,000, compared to 19% of net sales, or approximately $1,261,000, for the same period in the prior year.

Net income for the quarter was $293,000, or $0.00 per share, compared to net income of $452,000, or $0.00 per share in the prior-year third quarter.

Adjusted EBITDA for the three months ended March 31, 2023, was $484,000, compared to $616,000 in the prior fiscal year.

Cash and cash equivalents on March 31, 2023 totaled $1.4 million compared to $0.9 million at June 30, 2022.

Conference Call

Management will host a conference call at 11:00 a.m. EST (10:00 a.m. CST; 8:00 a.m. PST) on Thursday, May 25, 2023. To listen and participate in the call, please register on this weblink: https://www.webcaster4.com/Webcast/Page/2527/48496

A Q&A session will take place after the formal presentation, which shareholders and other interested parties can partake in through the aforementioned weblink or by dialing 888-506-0062 (international: 973-528-0011) using the participant access code 809248.

Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements.  Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes.'' These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 as filed with the Securities and Exchange Commission (the "SEC") on October 12, 2022 and our other filings with the SEC.  All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Luvu Brands, Inc. and are difficult to predict. Luvu Brands, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.  The information which appears on our websites and our social media platforms is not part of this press release.

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Use of Non-GAAP Financial Measures

Luvu Brands’ management evaluates and makes operating decisions using various financial metrics. In addition to the Company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA and Non-GAAP Operating Margin. As used herein, Adjusted EBITDA represents net income before interest income, interest expense, income taxes, depreciation, amortization, and stock-based compensation expense, and Non-GAAP Operating Margin means Adjusted EBITDA divided by net sales.  Management believes that these non-GAAP measures provide useful information about the Company's operating results.  Neither Adjusted EBITDA nor Non-GAAP Operating Margin have been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, gross profit and net income as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this press release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Luvu Brands

LUVU BRANDS (OCBQB LUVU) is a manufacturer, designer and curator in the sexual wellness, bedroom comfort and casual furniture space. The Company is headquartered in Atlanta, Georgia in a 140,000 square foot facility employing over 225 people. Product collections are offered through its wholesale retailers, mass market e-tailers, Amazon, own factory showroom and online at www.liberator.com, www.jaxxbeanbags.com, www.avanacomfort.com. For additional information see www.luvubrands.com.

Company Contact:

Luvu Brands, Inc.

Alexander A. Sannikov

Chief Financial Officer

770-246-6426

IR@LuvuBrands.com

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Third Quarter 2023 Results

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Consolidated Balance Sheets

		3/31/2023 (unaudited)		6/30/2022
		(in thousands, except share data)		
ASSETS				
Current assets:				
Cash and cash equivalents	$	1,353	$	859
Receivables, net		1,367		1,192
Inventories, net		4,442		3,817
Prepaid expenses		108		165
Total current assets		7,270		6,033
Equipment and leasehold improvements, net		2,270		2,029
Finance lease assets		28		47
Operating lease assets		2,003		2,255
Other assets		100		100
Total assets	$	**11,671**		**10,464**
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities:				
Accounts payable	$	2,336	$	2,680
Current debt		1,940		1,618
Other accrued liabilities		828		630
Operating lease liability		381		331
Total current liabilities		5,485		5,259
Noncurrent liabilities:				
Long-term debt		933		1,183
Long-term operating lease liability		1,773		2,068
Total noncurrent liabilities		2,706		3,251
Total liabilities		8,191		8,510
Stockholders' equity:				
Common stock		765		760
Additional paid-in capital		6,223		6,183
Accumulated deficit		(3,508)		(4,989)
Total stocholders' equity		3,480		1,954
Total liabilities and stockholders' equity	$	**11,671**	$	**10,464**

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Consolidated Statement of Cash Flow

	Nine Months Ended	
	3/31/2023	12/31/2021
	(Unaudited)	(Unaudited)
	(in thousands, except share data)	
OPERATING ACTIVITIES:		
Net income	**$ 1,480**	$ 846
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	**264**	227
Stock based compensation expense	**34**	14
Provision for bad debt	**1**	1
Amortization of operating lease asset	**252**	220
Changes in operating assets and liabilities:		
Accounts receivable	**(262)**	(218)
Inventories	**(624)**	(417)
Prepaid expenses and other assets	**57**	(45)
Accounts payable	**(344)**	(89)
Accrued compensation	**133**	(90)
Accrued expenses and interest	**160**	14
Operating lease liability	**(245)**	(200)
Net cash provided by operating activities	**906**	263
INVESTING ACTIVITIES:		
Investment in equipment and leasehold improvements	**(113)**	(50)
Net cash used in investing activities	**(113)**	(50)
FINANCING ACTIVITIES:		
Proceeds from unsecured notes payable	**(200)**	(200)
Repayment of unsecured notes payable	**200**	200
Net cash provided by (repaid to) line of credit	**(71)**	103
Repayment of credit card advance	**-**	-
Repayments of secured notes payable	**-**	(152)
Repayment of unsecured line of credit	**(9)**	(9)
Proceeds from exercise of stock options	**2**	3
Payments on equipment notes	**(210)**	(192)
Principal payments on leases payable	**(11)**	(8)
Net cash provided by financing activities	**(299)**	(255)
Net increase (decrease) in cash and cash equivalents	**494**	(42)
Cash and cash equivalents at beginning of period	**859**	977
CASH AND CASH EQUIVALENTS AT END OF PERIOD	**$ 1,353**	$ 935

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SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

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